Exhibit (b)

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR for 1290 Funds (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 27, 2019
/s/ Steven M. Joenk
Steven M. Joenk
President and Chief Executive Officer

In connection with the Report on Form N-CSR for 1290 Funds (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 27, 2019
/s/ Brian E. Walsh
Brian E. Walsh
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to 1290 Funds and will be retained by 1290 Funds and furnished to the Securities and Exchange Commission or its staff upon request.